UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2016

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

At the annual meeting of stockholders of Baxter International Inc. (the “Company”) on May 3, 2016 (the “Annual Meeting”), changes to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) were approved by stockholders. The changes to the Charter will become effective August 1, 2016 (the “Effective Date”); provided that the Delaware Court of Chancery validates the Certificate of Amendment to the Charter (the “Amendment”) by the Effective Date (as discussed below). Pursuant to the Amendment, Article SIXTH was amended and restated to provide for declassification of the board of directors (the “Board”), among other things. In accordance with the terms of the Amendment, the directors elected at the 2016 annual meeting will hold office for a one-year term expiring at the 2017 annual meeting. All directors whose terms expire at the 2017 annual meeting will then be elected to hold office for a one-year term expiring at the 2018 annual meeting.

Beginning with the 2018 annual meeting, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. In accordance with the Amendment, and effective after the 2018 annual meeting, the Board will no longer be classified. Before the 2018 meeting and complete declassification of the Board, any director elected as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the end of the term as the other members of the class or, if the director is not a member of a class, until the next annual meeting.

The Company has filed a Section 205 proceeding with the Delaware Court of Chancery requesting the court to validate the Amendment. If the court fails to do so by the Effective Date, the Company intends to abandon the Amendment. The directors elected at the Annual Meeting would in that case be elected for a three-year term.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2016, the Amendment to the Company’s Charter was filed with the Secretary of State of the State of Delaware. The Amendment will become effective August 1, 2016; provided that the Delaware Court of Chancery validates the Amendment by such date. The Amendment amends the Charter as described in Item 3.03, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2016, the Company held its annual meeting of stockholders. Of the 550,173,889 shares outstanding and entitled to vote, 482,022,324 shares were represented at the meeting, constituting a quorum of approximately 87.6%. The following is a summary of the matters voted on at the meeting.

(a)	The four nominees for director were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas F. Chen	422,876,120	6,240,038	364,203	52,541,963
John D. Forsyth	413,849,833	15,268,992	361,536	52,541,963
Michael F. Mahoney	422,562,485	6,553,800	364,076	52,541,963
Carole J. Shapazian	415,681,288	13,388,227	410,846	52,541,963

(b)	By the following vote, stockholders approved, on an advisory basis, the 2015 compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
407,027,941	21,246,355	1,206,065	52,541,963

(c)	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 was ratified by the following vote:

For	Against	Abstain
467,769,667	13,698,966	553,691

(d)	By the following vote, stockholders representing 77.25% of the Company’s outstanding shares approved the Amendment (as described in Item 3.03):

For	Against	Abstain	Broker Non-Votes
424,996,113	3,402,141	1,082,107	52,541,963

(e)	By the following vote, stockholders did not approve the stockholder proposal relating to an independent board chairman:

For	Against	Abstain	Broker Non-Votes
131,028,188	297,163,781	1,288,392	52,541,963

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Baxter International Inc. dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/s/ David P. Scharf
David P. Scharf Corporate Vice President and General Counsel

Date: May 4, 2016

Exhibit Index

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Baxter International Inc. dated May 3, 2016